Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. SUCH PORTIONS ARE MARKED AS INDICATED WITH BRACKETS (“[***]”) BELOW.

Cassava Sciences, Inc.

2020 Cash Incentive Bonus Plan

This 2020 Cash Incentive Bonus Plan (the “Plan”) is established by Cassava Sciences, Inc., a Delaware corporation (the “Company”), effective as of August 26,  2020 (the “Effective Date”).

1.Purpose of the Plan.  The Company considers it essential to its operations and future success that employees, Independent Directors and key service providers of the Company are retained and incentivized over the long-term. The purpose of the Plan is to establish a long-term, at-risk bonus plan to incentivize employees, Independent Directors and key service providers of the Company to maximize the long-term valuation of the Company’s Common Stock. The Plan is meant to achieve the foregoing purposes by offering incentive compensation that is aligned with the interests of stockholders of the Company.

2.Definitions.

2.1“Administrator” means the Compensation Committee of the Board.

2.2“Aggregate Bonus Payment” shall mean the total amount of Bonus Payments payable to Participants upon each Achievement of a  Target Valuation Milestone as set forth on Schedule 1.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Bonus Payment” with regard to each Participant for each Target Valuation Milestone means the amount of cash payment for such Target Valuation Milestone determined as set forth in Section 4.1.

2.5“Cause” means, with respect to a Participant who is an employee of the Company and who (A) commits any of the following before such time as he or she is owed a Bonus Payment: (i) performance of any act, or failure to perform any act that is materially injurious to the Company; (ii) demonstrably willful and intentional dishonesty; or  (iii) material breach of any written agreement with the Company that continues uncured beyond 30 days after written notice to the Participant; or (B) is held criminally responsible by a court of law for the commission of a felony offense under state or federal law involving financial impropriety,  moral turpitude, breach of trust, or physical harm to any person.

2.6“Closing” means the initial closing of a  Merger Transaction pursuant to the definitive agreement executed in connection with the Merger Transaction.  In the case of a series of related transactions constituting a Merger Transaction,  “Closing” means the final closing that satisfies the threshold of the definition for a Merger Transaction.

2.7“Code” means the Internal Revenue Code of 1986, as amended.

2.8“Common Stock” means the common stock of the Company.

2.9“Contingent Consideration”  means the sum of any cash and the Fair Market Value of any securities to be received by the Company or the Securityholders after the Closing of a Merger Transaction, the receipt of which is contingent upon the passage of time or the occurrence or non-occurrence of some future events, circumstances and/or conditions, including, without limitation, amounts of consideration paid at a subsequent closing, milestone payments, royalties, and earn-outs and amounts of consideration subject to escrows, or purchase price adjustments (such passage of time, events, circumstances and conditions, the “Conditions”).

2.10“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11“Fair Market Value” will be the value determined by the Administrator as of the applicable date in its sole discretion in accordance with Section 409A, to the extent applicable, and such determination will be final and binding.

2.12“Independent Director”  means a director of the Company who is not an executive officer or employee of the Company.

2.13“Initial Consideration” means the sum of any cash and the Fair Market Value of any securities received by the Company or the Securityholders upon the Closing of a  Merger Transaction.  For clarity, the term “Initial Consideration” is intended to represent the proceeds that are paid to the Company or the Securityholders upon Closing without deduction for any transaction fees related to the Merger Transaction that are paid by the Company or its Securityholders (such as fees related to legal services, accounting services, financial advisory services, investment banking services or other professional services) but excluding (a) any payments to employees or other service providers in the form of severance, change in control payments, or other bonuses paid by the purchaser or other acquirer of the Company’s assets or stock in connection with the Merger Transaction and (b) any Contingent Consideration.

2.14“Involuntary Termination” means, with respect to a Participant that is an employee, a Separation from Service as a result of either (i) a termination by the Company without Cause and other than as a result of such Participant’s death or disability or (ii) such Participant’s Resignation for Good Reason.

2.15“Market Price” means the closing sale price of the Common Stock on the Nasdaq Capital Market as reported on the website of The Nasdaq Stock Market LLC, currently nasdaq.com (or, if the security is not listed or principally traded on the Nasdaq Capital Market, such other reporting system as the Board may reasonably select) on the relevant date, or, if no sale of the Common Stock is so reported for such date, the next preceding day for which the closing sale price is so reported.

2.16“Marketable Securities” means, for purposes of a Merger Transaction, securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of such securities is, upon the consummation of the Merger Transaction, then quoted or traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) the reoffer and resale of such securities after receipt by stockholders of the Company in connection with a Merger Transaction is not subject to restrictions under federal or state securities laws, rules or regulations or under any agreement or contract entered into in connection with the Merger Transaction.

2.17“Merger Transaction” means the consummation, in one or more related transactions: of (i) a merger, combination, consolidation, recapitalization, or other reorganization of the Company with one or more other entities that are not Subsidiaries of the Company in which the Securityholders receive only cash and/or Marketable Securities in exchange for their shares of Common Stock; or (ii) a sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s business and/or assets as an entirety to an entity that is not a Subsidiary of the Company in which the Securityholders receive only cash and/or Marketable Securities in respect of their shares of Common Stock; provided that in each case of (i) or (ii), such event also constitutes either a “change in the ownership of a corporation” or a “change in the ownership of a substantial portion of a corporation’s assets” (as defined under Treasury Regulations Sections 1.409A-3(i)(5)(v) and (vii)).

2.18 “Participant” means each (i) employee of the Company, (ii) Independent Director, and (iii) other non-employee key service provider of the Company, in each case as set forth on Schedule 2, or who has been designated from time-to-time as a Participant by the Administrator.

2.19“Resignation for Good Reason” means, with respect to a Participant that is an employee, the Participant’s resignation from all positions he or she then holds with the Company in a manner that constitutes a Separation from Service, as a result of the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without the Participant’s consent: (a) a  material reduction of the Participant’s duties, and responsibilities, relative to the Participant’s duties and responsibilities at the Company as in effect immediately prior to such reduction; (b) a material reduction in such Participant’s level of base salary and benefits (including insurance coverage) other than in connection with a comparable proportionate reduction affecting all employees; or (c) a relocation of the Participant’s principal place of employment that increases the Participant’s one-way commute by more than thirty (30) miles from the location at the time of the execution of an agreement that results in a Merger Transaction (other than reasonable business travel required as part of the job duties associated with such Participant’s position); provided, however, that in each of (a), (b) or (c), the Participant must (i) provide the Company with written notice of the occurrence of such event or condition within 30 days after such event or condition first occurs, (ii) allow the Company 30 days to cure such event, and (iii) if the Company does not cure such event within such period, the Participant’s resignation is effective not later than 60 days after the conclusion of such cure period.

2.20“Section 409A” means Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect.

2.21“Securities Act” means the Securities Act of 1933, as amended.

2.22“Securityholders” means the stockholders, option holders and warrant holders of the Company.

2.23“Separation from Service” means a separation from service within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to alternative definitions thereunder.

2.24“Subsidiary” means, as to any person, any corporation, association, partnership, limited liability company or other business entity controlled by such person and of which 50% or more of the outstanding voting securities is owned or controlled (directly or indirectly through one or more intermediaries) by that person.

2.25“Target Valuation Milestones” shall mean the Target Valuation Milestones listed on Schedule 1.

2.26“Total Consideration” means the sum of the Initial Consideration and the Contingent Consideration received (but only to the extent actually received) by the Company or the Securityholders in a Merger Transaction.

3.Interpretation and Administration of the Plan.

3.1The Plan will be interpreted and administered by the Administrator, whose actions in interpreting the terms of the Plan and administration of the Plan will be final and binding on all Participants.

4.Eligibility to Earn a Bonus Payment.

4.1“Achievement of a Target Valuation Milestone” shall be deemed to occur automatically in the event that (a) the Market Price multiplied by the number of all outstanding shares of Common Stock including shares issuable upon exercise of outstanding stock options but excluding warrants on such date shall equal or exceed such Target Valuation Milestone for 20 consecutive Trading Days, or (b) the Closing of a Merger Transaction shall occur and the amount of Total Consideration shall equal or exceed such Target Valuation Milestone. For clarity, upon occurrence of event 4.1(a) or 4.1(b), no further action or authorization shall be required for the Administrator to cause an Achievement of a Target Valuation Milestone and the consequences thereof.

Upon Achievement of a Target Valuation Milestone, and subject to Sections 4.2 through 4.6 and Section 8 below, Participants shall be entitled to receive a cash payment (each, a “Bonus Payment”) equal up to a portion of the Aggregate Bonus Payment for such Target Valuation Milestone as follows:

(i) the Chairman, President and CEO (assuming such Participant shall hold all three such offices) shall be entitled to a Bonus Payment equal to no less than 33.3 % of such Aggregate Bonus Payment, and

(ii) each Independent Director shall be entitled to a Bonus Payment equal to 2% of such Aggregate Bonus Payment,  subject to a reasonable increase for committee members, provided that if such Independent Director joined the Board after the date of adoption of the Plan, such Independent Director shall be entitled to a Bonus Payment equal to one half (1/2) of any Bonus Payment earned by an Independent Director pursuant to this clause (ii), and

(iii) Participants who are then-current members of the Scientific and Technical team shall be entitled to receive in the aggregate Bonus Payments of up to a maximum of 33.3% of such Aggregate Bonus Amount, which actual aggregate amounts may be less than 33.3% in the sole discretion of the Administrator, and

(iv) All other Participants shall be entitled to receive in the aggregate Bonus Payments of up to a maximum of 23.3% of such Aggregate Bonus Payment, which actual aggregate amounts may be less than 23.3% in the sole discretion of the Administrator, and

(v) The actual amount of the Bonus Payment each Participant (other than Independent Directors and the Chairman, President and CEO) is eligible to receive will be determined by the Administrator taking into account the recommendation of the CEO at each time of an Achievement of a Target Valuation Milestone.  In making such determination, the Administrator and CEO shall consider years of experience, education level, longevity with the Company, intellectual and other contributions, the actual and projected success of the Company, and other factors affecting overall compensation, and

(vi)  A Participant’s receipt of a Bonus Payment shall not confer upon such Participant (other than Independent Directors and the Chairman, President and CEO) the right to receive in any subsequent Achievement of a Target Valuation Milestone that same, or any, dollar amount of Bonus Payment, or that same, or any, percentage of an Aggregate Bonus Payment, and

(vii)  Any Aggregate Bonus Payment that is not awarded to any Participants at the time of Achievement of a Target Valuation Milestone shall be deemed to be no longer available for distribution, and

(viii) In the event two or more Achievement of a Target Valuation Milestone occur simultaneously or within proximity of one another, each Achievement of a Target Valuation Milestone shall be deemed to have occurred individually and separately and Participants shall be entitled to receive a Bonus Payment, without limitation, for each individual and separate Achievement of a Target Valuation Milestone, subject to Sections 4.2 through 4.6 below, and

(ix) For clarity, no further conditions or approvals shall be required by the Administrator or the Company for a Participant to receive his/her Bonus Payment upon Achievement of a Target Valuation Milestone as set forth herein, subject to Sections 4.2 through 4.6 and Section 8 below.

4.2For each Participant who is an employee of the Company, the receipt of a Bonus Payment will be subject to the Participant’s continued employment with the Company (or, in the case of a Merger Transaction, the acquiring, surviving, resulting or successor entity, as the case may be)  through (a) the date of Achievement of a Target Valuation Milestone,  other than in a Merger Transaction or (b) in the event of a Merger Transaction:

(i) the date of the Closing with regard to the amount of the Bonus Payment based upon the Initial Consideration, and

(ii) with regard to the amount of the Bonus payment based upon any Contingent Consideration, the date of receipt of such Contingent Consideration by the Company or the Securityholders (the “Receipt Date”); provided, however, that, in the case of a Participant who is an employee, if the Participant suffers an Involuntary Termination after the Closing and prior to the Receipt Date and provided that the Participant (a) complies with the Participant’s continuing obligations to the Company or the acquiring, surviving, resulting or successor entity, as the case may be, including the return of any Company property, and (b) resigns from all positions the Participant then holds with the Company or the acquiring, surviving, resulting or successor entity, as the case may be, the Participant will be treated as having provided the necessary employment through the Receipt Date and will be entitled to receive the Bonus Payment based upon such Contingent Consideration.

4.3Each Participant that is not an employee of the Company will be entitled to receive the Bonus Payment subject to the Participant’s continued service with the Company through the date of Achievement of a Target Valuation Milestone.

4.4Excluding those on disability, maternity or sick leave, workers compensation leave or any other authorized leave of absence,  if a Participant is not in the employment or service of the Company upon the date of Achievement of a  Target Valuation Milestone,  the Participant will not receive any Bonus Payment.

4.5Notwithstanding anything to the contrary in the Plan, a Participant will not earn or be entitled to receive any Bonus Payments under the Plan unless and until such time as the Achievement of a Target Valuation Milestone actually occurs.

4.6Notwithstanding anything to the contrary in the Plan, other than in connection with a Merger Transaction, the Company will defer actual payment of any Bonus Payments under the Plan until such time as the Company has sufficient cash remaining, after pro forma payment of all such Bonus Payments, to meet the Company’s projected cash needs for the subsequent twenty-four (24) months (“Remaining Sufficient Cash”). In each case, Remaining Sufficient Cash will be based upon the Company’s then-current operating plan and budget previously approved by the Board for the subsequent twenty-four (24) months, net of any direct expenses related to ongoing or projected Phase II/III and Phase III clinical studies.

If the Company does not have Remaining Sufficient Cash to pay the Bonus Payments in full, the Company shall make partial Bonus Payments to each Participant to the extent it has Remaining Sufficient Cash to do so. Such partial Bonus Payments shall be paid pro rata to each Participant as an equal percentage of the Bonus Payments which each Participant is entitled to receive.

To the extent the Bonus Payments are not paid in full, the Company will be, and shall remain, obligated to pay all Bonus Payments at a future point in time, and each Participant shall remain entitled to receive any unpaid balance of the Bonus Payments when the Company does have Remaining Sufficient Cash to do so.

A Participant who, having otherwise satisfied all requisite conditions for payment of a Bonus Payment, is owed an unpaid Bonus Payment need not be an employee or in the service of the Company to receive future payment of such owed and unpaid Bonus Payment.

Earned but unpaid Bonus Payments shall be a contractual financial obligation of the Company. Doctrines of frustration and force majeure shall not apply to the Company’s obligation to pay Participants the Bonus Payments.

5.Payment of Bonus Payments.

5.1If the conditions for earning a  Bonus Payment set forth in the Plan are satisfied, including the requirement that the Participant must execute and allow to become effective a Release as provided in Section 8, each Participant will be entitled to be paid his or her Bonus Payment not later than the 30th day after the date of the Achievement of Target Valuation Milestone, subject to the provisions of Section 4.  In the event the Company is unable to make such Bonus Payment due to the provision of Section 4.6, such Bonus Payment shall be made not later than the 30th day after the Company meets the requirements of Section 4.6. Notwithstanding the foregoing, with respect to a Merger Transaction, Bonus Payments shall be paid not later than the 30th day after (i) the Closing, with respect to the Initial Consideration, and (ii) the Receipt Date, with respect to the Contingent Consideration, with the amount of the Bonus Payment to be paid with respect to the Initial Consideration and the Contingent Consideration to be calculated based on the amount of the Initial Consideration and any Contingent Consideration, respectively, that as of such payment date has actually been received by the Company or the Securityholders, no longer subject to Conditions.

To the extent that a Condition, when applied to the Bonus Payment, would not constitute a “substantial risk of forfeiture” (as defined in Treasury Regulations Section 1.409A-1(d)), such that the Bonus Payment related to such Condition would not be reasonably likely to be payable in compliance with either Treasury Regulations Section 1.409A-1(b)(4) or Treasury Regulations Section 1.409A-3(i)(5)(iv)(A), or to the extent the Administrator determines such Bonus Payment is not otherwise payable in compliance with or under an exemption from Section 409A, the Participant will be paid the Bonus Payment related to such Condition, subject to any reduction made by the Administrator based on the Fair Market Value (as of the Closing) of the Bonus Payment  as a result of the existence of the Condition (that is, the present value of the Bonus Payment that may be earned upon satisfaction of the Condition), in a lump sum on the 60th day following the effective date of the Achievement of the relevant Valuation Milestone, subject to the requirements of Section 4.

5.2It is intended that each installment of the Bonus Payments provided under the Plan (the “Plan Payments”) is a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i).  For clarity, it is intended that the Plan Payments satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the Plan Payments comply, and the Plan be interpreted to the greatest extent possible as consistent, with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A) – that is, as “transaction-based compensation,” which requires all payments to be made prior to the date that is five years following the effective date of a Merger Transaction and otherwise in accordance with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A). To the extent not already incorporated directly into the Plan, the terms and conditions of these sections of the Treasury Regulations are incorporated by reference in the Plan.

6.Type of Consideration.  In the event of a Merger Transaction, the Bonus Payments will be paid to Participants in the same form and proportion as paid by the acquirer to the Company or the Securityholders as part of the Total Consideration;  provided, that the Administrator may substitute an equivalent cash payment for any portion of the Total Consideration paid in stock of the acquirer if necessary in order to comply with applicable securities regulations. In addition to any other restrictions imposed on the payments to be made pursuant to the Plan, any securities that are issued to the Participants under the Plan will be subject to the same or similar restrictions as imposed by the acquiring company on the securities distributed to the Company or the Securityholders as part of the Total Consideration on the terms set forth in the definitive agreement executed in connection with the Merger Transaction.

7.[Reserved]

8.Release.    Promptly following the Achievement of a Target Valuation Milestone, the Company shall furnish to each Participant a general release of claims in substantially the form of Exhibit A (a  “Release”).  As a further condition to earning and receiving payment of each Bonus Payment, a Participant must execute and allow to become effective a Release prior to payment of each Bonus Payment. If a  Participant fails to execute or allow to become effective a Release within thirty (30) calendar days of having been furnished such Release, then the Participant will not be eligible to earn such Bonus Payment, and such Bonus Payment otherwise payable to the Participant will be forfeited and the Participant shall lose all right such Participant may have with regard to such Bonus Payment.

9.Withholding of Compensation.  In connection with any Bonus Payment to be made under the Plan to any Participant, such Participant shall make arrangements reasonably acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of cash or stock of the acquirer.    Each Participant is encouraged to consult with his or her personal legal or tax advisors with respect to the benefits provided under the Plan.  Neither the Company nor any of its employees, directors, officers or agents (i) are authorized to provide any tax advice to Participants with respect to the benefits provided under the Plan or (ii) make or have made any representation about the tax consequences of any payments or benefits offered by the Company to any Participant under the Plan.

10.No Guarantee of Employment or Other Service Rights.  The Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued service upon Participants and the employment of an employee will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice.

11.No Equity Interest; Status as Creditor.  Neither the Plan nor the allocation of Bonus Payments under the Plan creates or conveys any equity or ownership interest in the Company or any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s stockholders.  A Participant’s sole right under the Plan will be as a general unsecured creditor of the Company or the acquiring, surviving, resulting or successor entity, as the case may be.

12.No Assignment or Transfer by Participant.  None of the rights, benefits, obligations or duties under the Plan may be sold or discounted, assigned or transferred by any Participant except by will or under the laws of descent and distribution.  Any purported sale, discount, assignment or transfer by any such Participant will be void.

13.Termination of the Plan.  The Plan will terminate and no amounts will be earned under the Plan as of and effective on the earliest to occur of (i) any liquidation, dissolution or winding up of the Company, other than in connection with a Merger Transaction, or at such time as the Company does not have sufficient cash to pay its current obligations, (ii) at such time as all earned Bonus Payments due under the Plan have been paid, including any payments in respect of Contingent Consideration, and (iii) December 31, 2030 provided that Bonus Payments payable as a result of Contingent Consideration received after the date of termination in connection with a Merger Transaction entered into prior to the date of Termination shall continue to be due and payable after the date of termination.  Further, the Company’s Board of Directors may elect to extend the Plan for such time period and with any such modifications as it deems in the best interests of the Company.

14.Amendment of the Plan.    Any material changes to the Plan shall be proposed by the Administrator to the Board of Directors and such changes to the Plan shall require unanimous approval or consent of the Board of Directors for such changes to the Plan to be effective;  provided,  however, that (i) no amendment to the Plan may be made after the date of a Merger Transaction, and (ii) no amendment will adversely affect the rights of a Participant under the Plan without written consent of the Participant unless (x)  such amendment affects the rights of all Participants under the Plan in the same manner, and (y) Participants entitled to receive a majority of the Bonus Payments consent in writing to such amendment.  Notwithstanding the foregoing, any such amendment to the detriment of a Participant in a manner different from the other Participants may only be made with the written consent of the Participant. For clarity, all Schedules referenced in the Plan are expressly made an integral part of the Plan.

15.Governing Law.  The rights and obligations of a Participant under the Plan will be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its or any other jurisdiction’s conflicts of laws principles. The parties submit to the jurisdiction of the state or federal courts, as applicable, encompassing the then current location of the Company’s (or the acquiring or surviving corporation’s, as applicable) principal headquarters at the time of such dispute or claim.

16.Assumption by Acquirer.  The Company’s obligations to pay the Bonus Payments to Participants under the Plan will be deemed to have been appropriately satisfied if the acquiring, surviving, resulting or successor entity in a Merger Transaction assumes such obligations and pays the Bonus Payments as provided under the Plan.

17.Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

18.Entire Agreement.  The Plan sets forth all of the agreements and understandings between the Company and Participants with respect to the subject matter of the Plan, and supersedes and terminates all prior agreements and understandings between the Company and Participants with respect to the subject matter of the Plan; provided, however, that (i) the Company’s equity incentive plans (including the 2018 Omnibus Incentive Plan) and (ii) any other plan, program, agreement or arrangement between any Participant and the Company providing for severance benefits payable in connection with the Participant’s termination of employment in connection with a change in control event affecting the Company shall remain in effect and any such severance benefits provided thereunder shall be in addition to the Bonus Payments payable under the Plan (if any).

[intentionally left blank]

Exhibit A

General Release

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

SCHEDULE 1

Target Valuation Milestones	Aggregate Bonus Payment
$200,000,000	$10,000,000
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]
$5,000,000,000	$50,000,000

For the avoidance of doubt, the Aggregate Bonus Payment shall only be paid once with regard to achievement of each Target Valuation Milestone.  By way of example, if the $[***] Target Valuation Milestone is achieved and the Company’s market capitalization shall thereafter decrease below $[***] but shall subsequently increase above $[***], a second Aggregate Bonus Payment shall not be paid for the  subsequent achievement of the $[***] Target Valuation Milestone.

Furthermore, achievement of a given Target Valuation Milestone shall imply achievement of all prior Target Valuation Milestones.  By way of example, if the Company’s market capitalization shall be $[***], and the Company shall enter into a Merger Transaction in which the Securityholder shall receive Total Consideration of $[***], the Target Valuation Milestones of $[***] and $[***] shall also be deemed to be achieved.

SCHEDULE 2

Participants

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]